Exhibit 23.1



         CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated October 21, 2004 relating to the financial statements, which appear in Agere Systems Inc.'s Annual Report on Form 10-K for the year ended September 30, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.





/s/ PriceWaterhouseCoopers LLP
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    New York, New York
    March 4, 2005